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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                May 24, 1996
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                      (Date of earliest event reported)


                           Jefferson Bancorp, Inc.
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           (Exact name of registrant as specified in its charter)



Louisiana                                       0-24618                                   72-1264411
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(State or other jurisdiction             (Commission File Number)                        (IRS Employer
of incorporation)                                                                       Identification No.)



1011 Fourth Street, Gretna, Louisiana                                                          70053
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(Address of principal executive offices)                                                     (Zip Code)


                                (504)368-1011
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             (Registrant's telephone number, including area code)


                                Not Applicable
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        (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

         On May 24, 1996, Jefferson Bancorp, Inc., a Louisiana corporation ("Jefferson"), and Jefferson Federal Savings Bank, a federally-chartered savings bank and wholly-owned subsidiary of Jefferson ("Jefferson Savings Bank"), entered into an Agreement and Plan of Merger and Reorganization ("Agreement") by and among ISB Financial Corporation (the "Company"), Iberia Savings Bank, a Louisiana-chartered savings bank and wholly-owned subsidiary of the Company ("ISB"), Jefferson, and Jefferson Savings Bank, which provides for the Company's acquisition of all of the issued and outstanding common stock, par value $.01 per share, of Jefferson (the "Jefferson Common Stock"). Under the terms of the Agreement and in accordance with a Plan of Merger (Exhibit A to the Agreement) by and between ISB Acquisition Corp., a to-be-formed Louisiana corporation ("Interim") which will be a wholly-owned subsidiary of the Company, and Jefferson, Interim shall be merged with and into Jefferson (the "Merger") and Jefferson shall be the surviving corporation.
Simultaneously with or as soon as practicable after the Merger, Jefferson, as the surviving corporation of the Merger, shall be liquidated into the Company in accordance with an Agreement and Plan of Merger and Liquidation (Exhibit B to the Agreement). Upon consummation of the Merger, it is contemplated that Jefferson Savings Bank will continue to operate as a separate banking subsidiary of the Company under the name "Jefferson Savings Bank." It is further contemplated that Jefferson and Jefferson Savings Bank will take all necessary steps in order that, immediately prior to the Merger, Jefferson Savings Bank will convert from a federally-chartered savings bank to a Louisiana-chartered savings bank.

         Pursuant to the Agreement, upon the effective date of the Merger ("Effective Date"), each share of Jefferson Common Stock, other than those as to which Jefferson stockholders properly perfect their dissenters' rights under Louisiana law and shares held by the Company or ISB other than in a fiduciary capacity, will be converted into the right to receive from the Company $23.00 in cash (the "Merger Consideration"). In addition, pursuant to the Agreement, at or immediately prior to the Effective Date, each outstanding option to purchase Jefferson Common Stock (other than pursuant to the Stock Option Agreement by and between Jefferson and the Company dated March 29, 1996) issued by Jefferson ("Jefferson Option") shall be cancelled, and each holder of any such Jefferson Option, whether or not then vested or exercisable, shall be entitled to receive from the Company at the Effective Date for each Jefferson Option an amount determined by multiplying (i) the excess of the Merger Consideration over the applicable exercise price per share of the stock option by (ii) the number of shares of Jefferson Common Stock subject to such Jefferson Option, subject to the execution by any such holder of instruments of cancellation as the Company may reasonably deem appropriate.

         Consummation of the Merger is subject to the prior receipt of all necessary regulatory or governmental approvals and consents, the necessary approval of stockholders of Jefferson at a special meeting to be called, and certain closing conditions. The Agreement, including Exhibits A and B thereto, is attached hereto as an exhibit and incorporated herein by reference and made a part hereof to the same extent as if set forth herein in full. The above summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement and the exhibits thereto.





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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)     Not applicable.

         (b)     Not applicable.

         (c)     Exhibits:

                  2 Agreement and Plan of Merger and Reorganization among ISB Financial Corporation, Iberia Savings Bank, Jefferson Bancorp, Inc. and Jefferson Federal Savings Bank, dated May 24, 1996.

                 99(a)    Press Release, dated May 24, 1996





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        JEFFERSON BANCORP, INC.



Date:  May 31, 1996               By:   /s/ Wayne G. Hymel, Sr.
                                        -----------------------------------
                                        Wayne G. Hymel, Sr., Vice President





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